UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 25, 2002



                    Federal Agricultural Mortgage Corporation
                  ----------------------------------------------
             (Exact name of registrant as specified in its charter)


    Federally chartered
    instrumentality of
    the United States                    0-17440                 52-1578738
-------------------------------        ------------            --------------
(State or other jurisdiction of        (Commission            (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)



1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.            20036
-----------------------------------------------------------         ------------
      (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (202) 872-7700


                                    No change
                              --------------------
          (Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure.

     On June 25, 2002, the Registrant issued the following statement in response to inquiries from the press regarding a news article about the Registrant published on June 25, 2002:

     "Farmer Mac has not been provided a copy of the document referred to in the June 25, 2002 New York Times article.

     For as long as Farmer Mac has been regulated by the Farm Credit Administration, it has submitted its annual business plan to the agency and fully intends to continue to do so.

     The FCA annually examines Farmer Mac for safety and soundness. FCA regulations prohibit the release of the written reports of those examinations. Farmer Mac is confident it continues to operate in a safe and sound manner and complies with the regulations of the FCA. Farmer Mac also complies fully with the disclosure requirements of federal securities laws mandating disclosure of material information regarding a public company's financial condition, results of operations and liquidity, which would include any regulatory finding that it was not operating in a safe and sound manner."

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                                    By:   /s/ Jerome G. Oslick
                                       ---------------------------------
                                        Name:   Jerome G. Oslick
                                        Title:  Vice President - General Counsel




Dated:      June 25, 2002